UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALCOA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ALCOA INC.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2012

Notice of Annual Meeting of Shareholders

WHEN AND WHERE IS THE SHAREHOLDERS MEETING?

The 2012 Annual Meeting of Shareholders of Alcoa Inc. will be held at the Fairmont Hotel, 510 Market Street, Pittsburgh, Pennsylvania 15222, on Friday, May 4, 2012, at 9:30 a.m. If you need directions to the Annual Meeting, please call the Fairmont Hotel at 1 412 773-8800.

WHAT IS BEING VOTED ON AT THE SHAREHOLDERS MEETING?

1.	Board of Directors proposal to elect four directors to serve new terms: Kathryn S. Fuller, Judith M. Gueron, Patricia F. Russo and Ernesto Zedillo.

2.	Board of Directors proposal to ratify the selection of the independent auditor for 2012.

3.	Advisory approval of executive compensation.

4.	Board of Directors proposal to eliminate super-majority voting requirement in the Articles of Incorporation – Article SEVENTH (fair price protection).

5.	Board of Directors proposal to eliminate super-majority voting requirement in the Articles of Incorporation – Article EIGHTH (director elections).

6.	Board of Directors proposal to eliminate super-majority voting requirement in the Articles of Incorporation – Article EIGHTH (removal of directors).

7.	Board of Directors proposal to phase out the classified board by approving amendments to the Articles of Incorporation.

8.	Board of Directors proposal to permit shareholder action by written consent by approving amendments to the Articles of Incorporation and By-Laws.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board of Directors recommends a vote FOR the Board of Directors proposal to elect four directors to serve new terms, to ratify the selection of the independent auditor, to approve the advisory vote on executive compensation, to eliminate the super-majority voting requirement in the Articles of Incorporation – Article SEVENTH (fair price protection), to eliminate the super-majority voting requirement in the Articles of Incorporation – Article EIGHTH (director elections), to eliminate the super-majority voting requirement in the Articles of Incorporation – Article EIGHTH (removal of directors), to phase out the classified board by approving amendments to the Articles of Incorporation and to permit shareholder action by written consent by approving amendments to the Articles of Incorporation and By-Laws.

HOW CAN I GET A COMPLETE SET OF PROXY MATERIAL?

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following documents can be viewed at: www.ViewMaterial.com/AA

•	2012 Proxy Statement

•	2011 Annual Report

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 20, 2012 to facilitate timely delivery.

You may request a paper or email copy of the proxy materials by following the instructions below. You will be asked to provide the control number (located by the arrow in the box below).

1.	Call the toll-free telephone number 1 800 516-1564 and follow the instructions provided, or

2.	Access the website, www.SendMaterial.com and follow the instructions provided, or

3.	Send us an e-mail at papercopy@SendMaterial.com with your control number in the subject line. Unless you instruct us otherwise, we will reply to your email with a copy of the proxy materials in PDF format for this meeting only.

To vote your Alcoa shares, you can attend the Annual Meeting of Shareholders and vote in person or you can:

1.       Go to www.ViewMaterial.com/AA

2.       Click on the icon to vote your shares.

3.       Enter the 11 digit control number located by the arrow in the box above.

4.       Follow the simple instructions to record your vote.

You are able to vote until 6:00 a.m. (EDT) on

May 4, 2012.